                                                                Exhibit 1(f)(ii)



                                    BY-LAWS

                                      OF

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

As Adopted Effective July 1, 1991

                                    BY-LAWS

                                      OF

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA
           Incorporated under the laws of the State of New Hampshire

                                   ARTICLE I

                                    Offices
                                    -------

The corporation shall maintain a registered office in the State of New Hampshire as required by law. The corporation may also have offices in such other places as the Board of Directors may from time to time appoint or as the business of the corporation may require.


                                  ARTICLE II

                                Corporate Seal
                                --------------

The seal of the corporation shall consist of a flat-faced circular die with the words and figures, "Chubb Life Insurance Company of America, Incorporated, New Hampshire" cut or engraved thereon.


                                  ARTICLE III

                           Meetings of Stockholders
                           ------------------------

Section 1. Place of Meeting. All meetings of the stockholders shall be held at
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the office of the corporation in Concord, New Hampshire, unless some other place, which may be either within or outside of the State of New Hampshire, is stated in the call thereof.

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held
----------
on the first Monday in May each year if not a legal holiday, and if a legal holiday then on the next secular day following, at which meeting the stockholders shall elect by a requisite vote as hereinafter provided, a Board of Directors and transact such other business as may properly be brought before the meeting. In the event that such annual meeting be omitted by oversight or otherwise on the date herein provided, a subsequent meeting may be held in place thereof, and any business transacted, votes had, or elections held at such meeting shall be of the same force and effect as if transacted, had, or held at such annual meeting.
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                                      -2-


Section 3. Special Meetings. Special meetings of the stockholders for any
----------
purpose or purposes shall be called by the Secretary upon the request of the Chairman, of a majority of the Board of Directors or holders of two-fifths or more of the issued and outstanding stock having voting rights. All such requests to the Secretary for the calling of stockholders' meetings shall state the time, place and purpose of the meeting which is requested.

Section 4. Notice of Meetings of Stockholders. Written notice of all meetings,
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annual and special, of the stockholders stating the place, day and hour thereof and in case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail to each stockholder of record entitled to vote at said meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, first class postage prepaid. Meetings may be held without notice provided all stockholders entitled to vote shall sign, either before or after the time stated in the notice, a written waiver of notice.

Section 5. Matters Considered at Special Meetings. Business transacted at such
----------
special meetings shall be confined to the objects stated in the call and matters reasonably incident thereto unless all stockholders entitled to vote thereat are present in person or by proxy and vote in favor of the action taken, or, if not present, sign a written consent to the action taken.

Section 6. Quorum. The holders of a majority of the outstanding stock entitled
----------
to vote at any meeting who are present in person or represented by proxy shall be requisite to and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided for by statute, by the charter documents or by these By-laws. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented all business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Vote Necessary to Take Action. When a quorum is present at any
----------
meeting, a vote of the holders of a majority of the stock, present at the meeting in person or represented by proxy and having voting power, shall decide any question
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                                      -3-


brought before such meeting unless the question is one on which by statute or the charter documents or these By-laws a different vote is required, in which case such express provision will govern the decision of such question.

Section 8. Vote by Proxy. Stockholders of record when entitled to vote may vote
----------
at any meeting either in person or by written proxy filed with the Secretary before voted. Proxies to be valid must be dated not more than eleven months before the meeting named therein and executed in writing by the stockholder or his attorney-in-fact. No such proxy shall be valid after the final adjournment of such meeting.

Section 9. Action by Consent. Any action required or permitted to be taken at
----------
any meeting of the stockholders may be taken without a meeting and without notice or waiver thereof if a consent in writing, which may be contained in a single document or may be contained in more than one document so long as the documents in the aggregate contain the required signatures, setting forth the action so taken, is signed by all the stockholders entitled to vote with respect to the subject matter thereof, and is filed with the Secretary of the corporation as part of the corporate records. Such written consent shall have the same effect as a unanimous vote of the stockholders and may be stated as such in any certificate or document prepared or certified by any officer of the corporation for any purposes.

                                  ARTICLE IV

                                   Directors
                                   ---------

Section 1. Constitution and Election of the Board. The number of directors, none
----------
of whom need be a stockholder, which shall constitute the whole Board shall be such number, not less than three nor more than twenty-five, as shall be fixed from time to time by the Board of Directors. At each annual meeting the stockholders shall elect the number of directors as fixed by the Board of Directors and such directors shall hold office until the next annual meeting, and until their successors are elected and qualify.

Section 2. Vacancies. Whenever any vacancy shall occur in the Board of
----------
Directors, by reason of death, resignation or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term.

Section 3. Resignation; Removal. Any director may resign at any time. The Board
----------
of Directors may, by majority vote of all directors then in office, remove a director for cause. The stockholders may, by majority vote, remove any director or directors, with or without cause.
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                                      -4-


Section 4. Powers and Duties of Directors. The Board of Directors shall have
----------
general charge and supervision of all the business and affairs of the corporation and shall have and exercise all such powers possessed by the corporation and do all such lawful acts and things on behalf of the corporation except those which are by statute, the charter documents or these By-laws, directed or required to be exercised or done by the stockholders.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be
----------
held at such times and at such places as the Board may from time to time determine and if so determined no notice thereof need be given.

Section 6. Special Meetings. Special meetings of the Board of Directors shall be
----------
held at any time or place whenever called by the Secretary upon request of the Chairman or of two directors at the time in office.

Section 7. Notice of Special Meetings. The Secretary shall give notice of each
----------
special meeting by mailing the same at least two days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each Director.

Any such special meeting of the Board of Directors may be held without such notice providing all of the directors are present or those not present have waived notice thereof.

Such special meetings shall be held at the time and place specified in the notice and business transacted thereat shall be confined to the specific purpose or purposes stated in the notice of the meeting and matters reasonably incident thereto unless all directors are present and vote in favor of the action taken, or, if not present, sign a written Consent to the action taken.

The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except a Director who attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called for or convened.

Section 8. Quorum. At any meetings of the Board of Directors a majority of the
----------
directors shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present; and such quorum shall then be able to vote on all matters that could have been voted on at the original meeting.
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                                      -5-


Section 9. Votes. Each director shall have one vote on all matters to be
----------
considered by the Board of Directors, and the vote of a majority of the directors present at any properly constituted meeting shall be necessary to adopt proposals except as provided by statute, the charter documents, or these By-laws.

Section 10. Removal of Officers. The Board of Directors may, by a vote of the
-----------
majority of directors present in person at any meeting thereof called for the purpose, or by action by consent as hereinafter provided, remove from office any officer or agent, whether elected or appointed by the Board of Directors or not, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 11. Action by Consent. Any action required or permitted to be taken at a
-----------
meeting of the Directors of this corporation may be taken without a meeting and without notice or waiver thereof if a consent in writing, which may be contained in a single document or may be contained in more than one document so long as the documents in the aggregate contain the required signatures, setting forth the action taken or to be taken, shall be signed by all of the Directors' at any time before or after the intended effective date of such action. Such consent shall be filed with the minutes of Directors meetings and shall have the same effect as a unanimous vote of the Directors and may be stated as such in any document required or permitted to be filed with the Secretary of State and in any certificate or document prepared or certified by any officer of the corporation for any purposes.

Section 12. Director Assent. A Director of the corporation who is present at a
-----------
meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.


                                   ARTICLE V

                                   Committees
                                   ----------

Section 1. There shall be an Executive Committee consisting of the Chairman and
----------
not less than three, nor more than seven
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                                      -6-


other directors, to be appointed annually by the Board of Directors who shall appoint one of the members of such committee as Chairman.

The Executive Committee shall meet at the call of its Chairman or of any member thereof and shall have authority to exercise, so far as may be permitted by law, all the powers of the Board of Directors in the management of the business, property and affairs of the corporation during the intervals between the meetings of the Board of Directors. A majority of the members of such committee shall constitute a quorum. The Executive Committee or a quorum thereof may act from time to time on the basis of written approval of proposals without formal meeting.

Section 2. There shall be a Finance Committee consisting of the Chairman and not
----------
less than three, nor more than seven other directors, to be appointed annually by the Board of Directors who shall appoint one of the members of such committee as Chairman.

The Finance Committee shall have authority to direct and control the investment of funds and the purchase and sale of securities by the corporation. A majority of the members of such committee shall constitute a quorum. The Finance Committee or a quorum thereof may act from time to time on the basis of written approval of proposals without formal meeting. Regular meetings of the committee shall be held quarterly at dates set by vote of the committee. Special meetings may be called at any time at the request of any member.

Section 3. There shall be an Audit Committee consisting of not less than three,
----------
nor more than seven directors, to be appointed annually by the Board of Directors who shall appoint one of the members of such committee as Chairman.

The Committee shall review the accounting principles and practices employed by the corporation, and, to the extent it deems appropriate, of its subsidiaries. It shall have authority or order interim and surprise audits and to perform such other duties as may from time to time be assigned to it by the Board.

The Committee shall meet with the corporation's independent public accountants to review their report on their examination of the corporation's accounts, their comments on the internal accounting controls and audit procedures of the corporation, and the action taken by management with regard to such comments. The committee shall also, to the extent it deems appropriate, review the independent and internal audits and the accounting procedures and controls of the corporation's subsidiaries. The committee shall report to
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                                      -7-


the Board of Directors the results of its review and such recommendations as it may deem appropriate.

Meetings may be held at the call of the Chairman, and may be initiated by any member of the committee or by the independent public accountants or an appropriate officer of the corporation, to deal with additional matters as they may arise.

The committee shall recommend annually to the Board of Directors the appointment of the corporation's independent public accountants, which appointment shall be submitted to the stockholders for ratification.

The committee shall have authority to confer with the appropriate officers of the corporation, or its subsidiaries, regarding the accounting principles and practices employed by the corporation and its subsidiaries. Any reports issued by the independent public accountants of the corporation, or by the corporation, or any of its subsidiaries, shall, at its request, be made available to the committee. The committee may request the attendance of appropriate officers of the corporation, or its subsidiaries, at its meetings.

No officer of the corporation, or any of its affiliates, may serve on the Audit Committee.

A majority of the members of such committee shall constitute a quorum.

Section 4. The Board of Directors may appoint other committees which shall have
----------
such powers and perform such duties as from time to time may be prescribed by the Board.

Section 5. The Board shall have the power to fill vacancies in, to change the
----------
membership of, or to dissolve any committees, and to appoint alternate members of any committee, but in no event may an officer of the Company or any of its affiliates serve as a member or as an alternate member of the Audit Committee or of any committee which has powers or duties with respect to compensation of the Company's officers. Directors appointed as alternate members of a committee shall act in the absence or disability of members of that committee with all of the powers of such absent or disabled members and shall serve on such committee in the order established by resolution adopted by a majority of the Board of Directors. Action taken by any committee shall be reported at the meeting of the Board next succeeding such action, except that, when such meeting of the Board is held within two days after such action, such report, if not made at the first meeting, shall be made to the Board at its second meeting following such committee action.
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                                      -8-


                                   ARTICLE VI

                                    Officers
                                    --------

Section 1. Elected Officers. The elected officers of the corporation shall be a
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Chairman, a President, one or more Vice Presidents, a Treasurer and a Secretary.
The Board of Directors may also elect one or more Vice Chairmen and may designate Vice Presidents as Executive or Senior Vice Presidents and may elect from time to time, such other officers as it considers necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The aforementioned officers of the corporation shall be elected by the Board of Directors at the first meeting of the Board following the stockholders annual meeting, or as soon thereafter as is conveniently possible, to hold office for one year, or until their respective successors are duly elected and qualify. Any elected officer may be removed, with or without cause, at any time by the Board. Any vacancy may be filled for the unexpired portion of the term by the Board of Directors. The Board may elect new officers, officers to replace any officer who has retired, resigned, died, become disabled or has been removed from office. Two or more offices may be held by the same person. The Chairman shall be chosen from among the Directors.

Section 2. Appointed Officers. The Chairman or the President may appoint as
----------
officers of the corporation for an indeterminate term such assistant, associate and other subordinate officers as he may deem proper, and shall specify the authority of and the duties to be performed by such officers, and may remove them at any time with or without cause.

Section 3. Resignations. Any officer may resign his office at any time by
----------
delivering his resignation in writing to the corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 4. The Chairman. The Chairman, who shall be the Chief Executive Officer
----------
of the corporation, shall, when present, preside at all meetings of the stockholders and the Board of Directors. He shall perform such other duties and have such other powers as the Board of Directors may from time to time designate.

Section 5. The Vice Chairmen. The Vice Chairmen, if any, shall perform such
----------
duties and have such powers as the Chairman or the Board of Directors may from time to time designate.
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                                      -9-


Section 6. The President. The President shall be the Chief Operating Officer of
----------
the corporation. He shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time designate, and in the absence of the Chairman, shall exercise the functions and duties of the Chairman.

Section 7. Vice Presidents. The Vice Presidents, some of whom may be designated
----------
Senior Vice Presidents or Executive Vice Presidents, shall perform such duties and have such powers as the Board of Directors or the Chairman may from time to time prescribe. The Vice Presidents, in the order of priority designated by the Chairman or the Board of Directors, shall exercise the functions of the President in his absence.

Section 8. The Treasurer. The Treasurer shall be the principal fiscal officer of
----------
the corporation. He shall have the care and custody of funds and securities of the corporation and shall have and exercise under the supervision of the Board of Directors all the powers and duties commonly incident to his office. He may be required by the Board of Directors to give bond for the faithful discharge of his duties in such sum and with such sureties as may be satisfactory to the Board. He shall deposit or cause to be deposited all the funds of the corporation in such bank or banks trust company or companies, or with such other firm or firms doing a banking business as the Board of Directors may from time to time designate. He shall keep or cause to be kept accurate books of account of all corporation transactions, which books shall be the property of the corporation and together with all other of its property in his possession shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time designate.

Section 9. The Secretary. The Secretary, who shall be the registered agent,
----------
shall be and continue to be a resident of the State of New Hampshire and shall keep his residence or office therein, which shall be the registered office of the corporation. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate minutes and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) sign certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (e) in general perform all duties incident
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                                      -10-


to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman or by the Board of Directors. He shall have custody of the stock registers and transfer books of the corporation.

In the absence of the Secretary from any meeting, a Secretary pro tempore may be
                                                              --- -------
appointed.

Section 10. Execution of Documents. All written contracts and all conveyances of
-----------
real and personal property made by the corporation shall be executed by the Chairman, Vice Chairman, President or any Vice President, unless the Board of Directors shall by vote specifically authorize the execution of a specific contract or conveyance by a specific officer of the corporation.

Any person holding more than one office in the corporation shall sign any such contract or conveyance in only one capacity.

All checks, drafts, bills of exchange, notes or other obligations or orders for payment of money shall be executed by such officer or officers of the corporation as the Board of Directors shall designate.


                                  ARTICLE VII

                             Certificate of Stock
                             --------------------

Every stockholder shall be entitled to a certificate or certificates of the capital stock of the corporation, which shall be numbered and registered as issued. Such certificate or certificates shall exhibit the holder's name and the number of shares, and shall be signed by the President or a Vice President and attested by the Secretary or an Assistant Secretary, and bear the corporate seal.


                                 ARTICLE VIII

                               Transfer of Stock
                               -----------------

Subject to the provisions of the charter documents as from time to time amended, shares of stock may be transferred in the manner provided by law; and the corporation by its officers or agents appointed for that purpose shall record upon the books of the corporation a transfer of such shares upon surrender of the certificate therefor accompanied either by a written assignment thereof or by a written power of attorney to sell, assign, and transfer the same, or the shares represented thereby, signed by the record holder of such certificate, or by his legal representative. No transfer shall affect the right of the corporation to treat such holder as the owner thereof until such transfer shall have been recorded upon the books of the corporation or until a new certificate shall have been so transferred. The corporation shall not be bound to take notice of or recognize any trust, expressed, implied or constructive, or any charge or equity affecting any of the shares of its capital stock or to ascertain or inquire whether any sale or transfer of any such shares by any stockholder or his personal representative is authorized by such trust, charge or equity, or to recognize any persons as having an interest therein except the person or persons in whom the legal title to such share or shares is vested for the time being.

                                  ARTICLE IX

                        Transfer Books and Record Dates
                        -------------------------------

For the purpose of determining stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                   ARTICLE X

                                  Fiscal Year
                                  -----------

Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

                                  ARTICLE XI

                   Indemnification of Directors and Officers
                   -----------------------------------------

The corporation shall indemnify and reimburse any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent authorized by RSA 293-A:5, as amended. This power shall be exercised in accordance with RSA 293-A:5,IV(a) and (b), as amended.

                                  ARTICLE XII

                                  Amendments
                                  ----------

Except as otherwise provided by law, these By-laws may be amended, added to, altered, or repealed in whole or in part by the Board of Directors at any annual or regular meeting or at any special meeting thereof called therefor. Any By-laws approved by the Board of Directors under this Article may be altered, amended or repealed by the stockholders.



Certified to be a true Copy.
                                 ---------------------------
                                             Secretary

---------------------
        Date

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